UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 4, 2008

Portfolio Recovery Associates, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	888-772-7326

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements with Certain Officrers.
On January 4, 2008, the Compensation Committee (the "Committee") of the Board of Directors of Portfolio Recovery Associates, Inc. (the "Company") granted performance-based non-vested share awards (the "Performance Shares") to certain executives of the Company, including its "named executive officers" (as defined in the regulations to the Securities and Exchange Act of 1934), and established performance criteria for the award of the Performance Shares. The awards were made pursuant to the Amended and Restated Portfolio Recovery Associates 2002 Stock Option Plan and 2004 Restricted Stock Plan. The number of shares of Common Stock, if any, that recipients of Performance Share awards will receive in relation to such awards will be based upon the extent to which the Company attains targeted earnings per share goals and return on invested capital goals established by the Committee for the three-year cycle beginning on January 1, 2008 and ending on December 31, 2010 and can vary from no shares to 200% of the number of shares awarded, depending on the extent to which the targets are met, if at all.

Assuming that the recipients are entitled to receive a distribution of shares under the performance-based share award, the distribution will occur during the first quarter of 2011 after full year 2010 financial results are compiled and audited. The awards to the named executive officers were as follows:

Named Executive Officer Shares Awarded
Steven D. Fredrickson 13,000
Kevin P. Stevenson 8,000
Craig Grube 3,500
Judith Scott 1,900

The information in this Current Report on Form 8-K, including the exhibit, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portfolio Recovery Associates, Inc.

January 9, 2008	By:	/s/ Kevin P. Stevenson

Name: Kevin P. Stevenson
Title: EVP/CFO